                                                                   EXHIBIT 10.29

                           WARRANT PURCHASE AGREEMENT

     This warrant purchase agreement (the "Agreement") is made and entered into as of this 29th day of December, 1995 by and between Einstein Bros. Bagels, Inc., a Delaware corporation (the "Company"), and Einstein Bros. Equity Funding, L.L.C., a Delaware limited liability company (the "Fund").

                                    RECITALS

     The Company desires to sell to the Fund, and the Fund desires to purchase from the Company, on the terms and conditions hereinafter set forth, a warrant to purchase 4,500 shares of common stock, $.01 par value, of the Company. The number of shares subject to the warrant may be adjusted as provided herein.

                                   COVENANTS

     In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

     1.0  PURCHASE AND SALE OF WARRANT

          1.1 The Company agrees to sell, transfer, assign and deliver to the Fund at the Closing (as defined herein), and the Fund agrees to purchase and accept from the Company, on the terms and subject to the conditions set forth in this Agreement, a warrant (the "Warrant") to purchase 4,500 shares of common stock, $.01 par value, of the Company, upon the terms and conditions set forth in the Warrant. The shares purchasable upon exercise of the warrant are hereinafter referred to as the "Shares". The Warrant will be in the form previously agreed to by the parties.

          1.2 As consideration for the Warrant, the Fund agrees, on the terms and subject to the conditions set forth in this Agreement, to pay to or for the account of Seller in cash an amount equal to the product of $10 and the number of Shares purchasable upon exercise of the warrant (the "Purchase Price").

          1.3 The number of Shares purchasable upon exercise of the Warrant has been initially determined on the assumption that the Fund will receive total capital contributions of $90,000,000 which it will use to purchase the Warrant, invest in certain financed area developers of the Company and pay certain fees and expenses. In the event that (i) the total capital contributions received by the Fund are less or more than $90,000,000 or (ii) the Fund is dissolved prior to the Second Funding (as defined in the Amended and Restated Limited Liability Company Agreement of the Fund dated as of December 29, 1995), the number of Shares purchasable upon exercise of the Warrant shall be adjusted by multiplying the 4,500 Shares by a fraction the numerator of which is the "Amount Invested or Available for Investment" and the denominator of which is $90,000,000. The "Amount Invested or Available for Investment" shall mean the total amount of capital contributed or committed to be contributed to the Fund less the amount of cash to be distributed to the Members of the Fund upon a dissolution prior to the Second Funding. In the event of such a dissolution, the amount of capital committed to be contributed to the Fund shall be zero. Such adjustments, if any, shall be made by the Company (i) at the time that the Fund may no longer accept additional capital subscriptions, (ii) at such time, if any, as any Member of the Fund fails to honor its commitment to contribute capital and (iii) immediately prior to any dissolution of the Fund that occurs prior to the Second Funding. Any such adjustment shall be cumulative, taking into account all facts which have occurred prior to the making of such adjustment. Upon the making of any such adjustment, (i) the Company shall prepare a new Warrant, showing the adjusted number of Shares purchasable upon exercise of the Warrant, (ii) the Fund shall surrender its old Warrant in exchange for the new Warrant and (iii) the Company shall return to the Fund or the Fund shall pay to the Company any difference between the Purchase Price paid at the Closing (as defined in Article II) and the adjusted Purchase Price determined by multiplying $10 by the number of Shares purchasable upon exercise of the new Warrant. Upon the distribution of the Warrant by the Fund to its Members, the adjustment provisions of this Section 1.3 shall be of no further force and effect.

     2.0  CLOSING

          2.1 The closing of the purchase and sale of the Warrant shall take place at the offices of the Fund in Golden, Colorado at 10:00 A.M., local time, on December 29, 1995, or at such other place or on such other date as may be mutually agreed by the parties. Throughout this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

          2.2  At the Closing:

               2.2.1  The Company shall deliver to the Fund:

                      2.2.1.1  a duly executed Warrant;

                      2.2.1.2 a certificate of good standing of the Company, certified as of a date not more than five business days prior to the Closing Date by the Secretary of State of Delaware;

                      2.2.1.3 a certified copy of the Certificate of Incorporation of the Company, certified as of a date not more than five business days prior to the Closing Date by the Secretary of State of Delaware, and a certified copy of the bylaws of the Company, certified as of the Closing Date by the Company's secretary or assistant secretary; and

                      2.2.1.4 a certified copy of resolutions duly adopted by the Company's board of directors (i) authorizing the issuance of the Warrant and (ii) authorizing the execution, delivery and performance of this Agreement and any other agreements contemplated hereby.



               2.2.2 The Fund shall pay to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company.

     3.0  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          In order to induce the Fund to enter into this Agreement and to purchase the Warrant, the Company represents and warrants to the Fund as follows:

          3.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority, and all material licenses, permits and authorizations necessary, to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. The Company is qualified to do business in all states except where the failure to be qualified would not have a material adverse effect on the business, financial condition, or results of operations of the Company

          3.2 The Company has the power to execute, deliver, and perform its obligations under the terms of this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby. Each of this Agreement and any other agreements contemplated hereby has been duly executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

          3.3 The authorized capital stock of the Company consists solely of 1,200,000 shares of capital stock, of which 1,000,000 shares are common stock, par value $.01 per share, and 200,000 shares are preferred stock, par value $.01 per share. As of the date hereof, of the Company's authorized capital stock, (i) 24,754.92 shares of common stock are issued and outstanding and (ii) 6,250 shares of Series A preferred stock are issued and outstanding. All of the issued and outstanding shares of common stock and preferred stock of the Company are validly authorized and issued, fully paid and non-assessable. Except for (i) the rights of the Fund hereunder, (ii) the rights set forth in the Secured Loan Agreement dated March 24, 1995, as amended (the "Secured Loan Agreement"), between the Company and Boston Chicken, Inc., a Delaware corporation ("BCI"),
(iii) the conversion rights, if any, of the holders of outstanding shares of the Company's preferred stock, and (iv) the rights of optionees under the Company's 1995 Stock Option Plan, there are no outstanding warrants, options or rights of any kind to acquire from the Company any shares of its capital stock or securities of any kind. Except as provided in Section 6.T of the agreement to contribute assets dated March 2, 1995 among the Company, Bagel & Bagel, Inc. and Richard Lozoff (the "B&B Agreement") and in Section 5.S of the agreement to contribute assets dated March 23, 1995 among the Company, Offerdahl's Bagel Gourmet, Inc. ("OBG") and the shareholders of OBG (the "OBG Agreement"), there are no pre-emptive or similar rights with respect to the issuance or sale of shares of capital stock of the Company. Except as provided in (i) Section 2.3 of the agreement to contribute shares dated February 17, 1995 by and among the Company, Brackman Brothers, Inc. and the shareholders of Brackman Brothers, Inc., (ii) in Section 3 of the B&B Agreement and (iii) in Section 2.G of the OBG Agreement, and except for any provisions requiring redemption of the Company's outstanding preferred stock, the Company has no obligation to acquire any of its issued and outstanding shares of capital stock or any other security issued by it from any holder thereof. The Company has previously delivered to the Fund true and correct copies of its certificate of incorporation and bylaws, together with all amendments thereto through the date hereof.

          3.4 The Company has taken all necessary corporate action to cause the Shares, when issued upon exercise of the Warrant, to be validly authorized and issued, fully paid and non-assessable.

          3.5 Neither the execution, delivery and performance of this Agreement or the Warrant by the Company, nor the consummation by it of the transactions contemplated hereby or thereby, will, to the best knowledge of the Company, violate any applicable law or regulation, or any order, writ, injunction, or decree of the United States or any court, arbitrator, or governmental or regulatory official, body, subdivision, instrumentality, agency or authority, whether federal, state or local ("Governmental Body"), or will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any agreement to which the Company is a party or by which it is bound, or result in the creation of any liens, claims, charges, securitiy interests, restrictions on transfer (other than restrictions under federal and state securities laws), options, warrants voting trusts and any other encumbrances of any kind whatsoever ("Encumbrances") upon any of the property or assets of the Company or result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, the terms of any license, permit, mortgage, deed of trust, lease, agreement or other instrument to which the Company is a party or by which it is bound, or violate any of the provisions of the certificate of incorporation or by-laws of the Company. No permit, consent, approval, or authorization of, or declaration to or filing with, any Governmental Body or any other person which has not already been obtained is necessary for the execution and delivery by the Company of this Agreement or the Warrant or for the consummation by the Company of the transactions contemplated hereby and thereby.

          3.6 The Company is not in material default under or in material violation of any provision of any agreement to which it is a party. The Company is in material compliance with all applicable laws and applicable regulations, and all orders, writs, injunctions and decrees of all Governmental Bodies to which it is subject or by which it is bound.

          3.7 There are no actions, suits, investigations or proceedings pending or threatened against or affecting the Company or its assets by or before any Governmental Body or any other tribunal that could have a material adverse effect on the consummation of the transactions contemplated hereby.

          3.8 The Company has no obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement or by the Warrant.

     4.0  REPRESENTATIONS AND WARRANTIES OF THE FUND

          In order to induce the Company to enter into this Agreement and to sell the Warrant, the Fund represents and warrants as follows:

          4.1 The Fund is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Fund has the power to execute, deliver and perform its obligations under the terms of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

          4.2 This Agreement has been duly executed and delivered by the Fund and is a valid and legally binding obligation of the Fund, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by the Fund nor the consummation by it of the transactions contemplated hereby, will violate any applicable law or regulation, or any order, writ, injunction, or decree of any Governmental Body, or will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any agreement to which the Fund is a party or by which it is bound, or result in the creation of any Encumbrance upon any of the property or assets of the Fund or result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, the terms of any license, permit, mortgage, deed of trust, lease, agreement or other instrument to which the Fund is a party or by which it is bound, or violate any of the provisions of the certificate of formation or limited liability company agreement of the Fund. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Body or any other person is required in connection with the execution and delivery of this Agreement by the Fund and the consummation by it of the transactions contemplated hereby.

          4.3 The Fund has no obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement or by the Warrant.

          4.4 The Fund understands that neither the Warrant nor the Shares have been registered under the Securities Act of 1933 and, therefore, cannot be sold or transferred unless either they are subsequently registered under such Act (as well as under any applicable state securities laws) or an exemption from such registration is available.

          4.5 The Fund is an accredited investor within the meaning of Regulation D under the Securities Act of 1933.

     5.0  COVENANTS OF THE COMPANY

          The Company covenants and agrees that so long as the Warrant (or any portion thereof) is outstanding, it will perform and observe the following covenants:

          5.1 The Company will maintain books of account in accordance with generally accepted accounting principles applied on a consistent basis, keep full and complete financial records and furnish to the Fund, within 90 days after the end of each fiscal year, a copy of the balance sheet of the Company as at the end of such year, together with statements of operations, stockholders' equity and cash flows of the Company for such year, audited and certified by independent public accountants of recognized national standing and reasonably satisfactory to the Fund, prepared in accordance with generally accepted accounting principles consistently applied.

          5.2 The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of the Fund to visit and inspect any of the properties of the Company including its books of account (and to make copies thereof and take extracts therefrom at the Fund's expense), and to discuss the affairs, finances and accounts of the Company with its officers, administrative employees and independent accountants.

          5.3 At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act of 1933 or the Securities Exchange Act of 1934, and such registration statement has become effective, the Company shall file all reports required to be filed by it under the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of the Shares may reasonably request, all to the extent required to enable such holders to sell Shares pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933 (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Shares a written statement as to whether it has complied with such requirements.

     6.0  COVENANTS OF THE FUND

          6.1 The Fund covenants and agrees that so long as it holds any of the Warrants, and for a period of three years thereafter, it will hold in confidence all financial and other information concerning the Company received by it and will not, without the prior consent of the Company, disclose any of such information to any person other than the Members of the Fund, who have agreed to hold such information confidential and not disclose it to any other person. The preceeding sentence shall not apply to information which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of the Fund or its employees, agents or other person or entity which has received such information from or through the Fund or (ii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to the Company sufficient to permit the Company to seek a protective order therefor, the imposition of which protective order the Fund agrees to approve and support.

     7.0  INDEMNIFICATION

          7.1 The Company agrees to indemnify, defend and hold harmless the Fund and its manager, officers, employees and agents, and the directors, officers, employees and agents of its manager (collectively, the "Fund Indemnified Persons"), from and against all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts incurred or suffered by the Fund or the Fund Indemnified Persons and arising out of the inaccuracy of any of the representations and warranties made by the Company in this Agreement or any breach by the Company of this Agreement. The Fund agrees that neither it nor the Fund Indemnified Persons shall seek against the Company or the Company Indemnified Persons (as defined below), nor shall the Company or the Company Indemnified Persons be liable for, any consequential, punitive, special or exemplary damages for any breach of this Agreement or the agreements and transactions contemplated hereby.

          7.2 The Fund agrees to indemnify, defend and hold harmless the Company and its officers, directors, employees and agents (the "Company Indemnified Persons") from and against all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts incurred or suffered by the Company or the Company Indemnified Persons and arising out of the inaccuracy of any of the representations and warranties made by the Fund in this Agreement or any breach by the Fund of this Agreement. The Company agrees that neither it nor the Company Indemnified Persons shall seek against the Fund or the Fund Indemnified Persons, nor shall the Fund or the Fund Indemnified Persons be liable for, any consequential, punitive, special or exemplary damages for any breach of this agreement or the agreements and transactions contemplated hereby.

          7.3 Any party entitled to indemnification hereunder will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of such counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     8.0  MISCELLANEOUS

          8.1 The representations, warranties, covenants and indemnification agreements contained herein are continuing in nature and shall survive the execution and delivery of this Agreement and the Closing, regardless of any investigation made by or on behalf of any party to this Agreement.

          8.2 The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

          8.3 Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees and expenses, and the commissions, fees and expenses of any person employed or retained by it to bring about, or to represent it in, the transactions contemplated hereby.

          8.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          8.5 This instrument and the form of Warrant contain the entire agreement of the parties hereto with respect to the purchase of the Warrant, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof.

          8.6 The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          8.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          8.8 All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be sent by FedEx or other reliable overnight courier, sent by fax or mailed by registered or certified mail, return receipt requested, as follows:

          If to the Company, addressed to such party at:

          Einstein Bros. Bagels, Inc.
          1526 Cole Boulevard
          Suite 200
          Golden, Colorado 80401-4086
          Attention:  General Counsel

          If to the Fund, addressed to:

          Einstein Bros. Equity Funding, L.L.C.
          c/o Einstein Bros. Bagels, Inc.
          1526 Cole Boulevard
          Suite 200
          Golden, Colorado 80401-4086
          Attention:  General Counsel

Each notice shall be deemed to have been given upon the earlier of the receipt of such notice by the intended recipient thereof, two days after it is sent by FedEx or other reliable overnight courier or sent by fax, or five days after it is mailed by registered or certified mail, return receipt requested.

          8.9 This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                EINSTEIN BROS. BAGELS, INC.

                                By: /s/ Paul A. Strasen
                                    _________________________
                                Name: Paul A. Strasen
                                      _______________________
                                Its: Vice President
                                     ________________________

                                EINSTEIN BROS. EQUITY FUNDING, L.L.C.

                                    By:  EINSTEIN BROS. BAGELS,
                                         INC.
                                    Its: Manager


                                    By: /s/ Paul A. Strasen
                                        ______________________
                                    Name:
                                    Its:

          The security represented by this certificate was originally issued on December 29, 1995, and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Warrant Purchase Agreement, dated as of December 29, 1995 (as amended and modified from time to time), between the issuer hereof (the "Company") and Einstein Bros. Equity Funding, L.L.C. and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

                          EINSTEIN BROS. BAGELS, INC.

                        WARRANT CERTIFICATE TO PURCHASE
                            SHARES OF COMMON STOCK
                            ----------------------


Date of Issuance:  December 29, 1995                          Certificate W-EF-1

     FOR VALUE RECEIVED, Einstein Bros. Bagels, Inc., a Delaware corporation (the "Company"), hereby grants to Einstein Bros. Equity Funding, L.L.C. or its registered assigns (the "Registered Holder") the right to purchase from the Company 4,500 shares of the Company's Common Stock, $.01 par value, at a price per share of $1,456.48 (as adjusted from time to time in accordance herewith, the "Exercise Price"). The number of shares of the Company's Common Stock purchasable upon exercise of this Warrant is subject to adjustment as provided in the Warrant Purchase Agreement dated as of December 29, 1995 between the Company and Einstein Bros. Equity Funding, L.L.C.

     This Warrant is subject to the following provisions:

     Section 1.  Exercise of Warrant.

     1A. Exercise Period. The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time during the period commencing on Date of Issuance of this Warrant set forth above and ending on the fifth anniversary of the Date of Issuance (the "Exercise Period").

     1B.  Exercise Procedure.

     (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

          (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

          (b)  this Warrant;

          (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit I hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in
     Section 5 hereof; and

          (d) cash (payable by wire transfer of same day funds or a certified or bank cashier's check) in an amount equal to the product of the Exercise Price multiplied by the number of shares of Company Common Stock being purchased upon such exercise (the "Aggregate Exercise Price").

     (ii) Certificates for shares of Common Stock, if any, purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser as soon as reasonably practicable after the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, as soon as reasonably practicable, deliver such new Warrant to the person designated for delivery in the Exercise Agreement.

     (iii) The shares of Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such shares of Common Stock at the Exercise Time.

     (iv) The issuance of certificates for shares of Common Stock, if any, upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall, when issued, be duly and validly issued and free from all taxes, liens and charges.

     (v) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

     (vi) The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock of the Company or their equivalents may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).

     (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering of the Company, the sale of the Company or pursuant to Section 3 hereof, the exercise of any portion of this Warrant may, at the election of the Registered Holder hereof, be conditioned upon the consummation of the public offering, the sale or the event referred to in the notice described in Section 3, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

     (viii) Unless the shares of Common Stock to be issued upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, the certificates for such shares shall contain the following legends:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and may not be resold or transferred unless registered under the Securities Act or unless the Company has received an opinion of counsel, which counsel and opinion are satisfactory to it, that the proposed transfer will not violate the registration requirements of the Securities Act."

     "The securities represented by this certificate are subject to (a) the restrictions on transfer and other terms and provisions contained in the Warrant Purchase Agreement dated as of December 29, 1995 between the Company and Einstein Bros. Equity Funding, L.L.C. (the "LLC"), a copy of which is on file at the office of each of the Company and the LLC and (b) certain voting agreements and certain restrictions on transfer set forth in the Warrant issued by the Company on December 29, 1995, a copy of which is on file at the office of the Company."

     (ix) Each Purchaser who receives shares of the Company's Common Stock upon exercise of this Warrant agrees that from and after the Exercise Time and until the earlier of February 28, 1998 or the completion of any Qualified Public Offering, such Purchaser shall vote (at any meeting and in any action by written consent) all such shares of Common Stock (and any equity or other voting securities issued or issuable directly or indirectly with respect to such shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization) over which such Purchaser has voting control and shall take all other actions within the control of such Purchaser (whether in such Purchaser's capacity as a stockholder or director of the Company or otherwise) to cause the election to the Board of Directors of the Company of (a) Daniel V. Colangelo, (b) Gail Lozoff, (c) the designee of OBG Holdings, Inc. ("OBG") pursuant to Section 5.M of the agreement to contribute assets dated March 23, 1995, by and among the Company, OBG (formerly known as Offerdahl's Bagel Gourmet, Inc.) and the shareholders of OBG, (d) three directors designated by Boston Chicken, Inc., and
(e) three directors designated from time to time by the holders of an aggregate of 15,104.95 shares of Common Stock pursuant to subscription agreements entered into by the purchasers of such shares dated as of March 24, 1995. For purposes of this paragraph (ix), a "Qualified Public Offering" means a sale in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of the Company's Common Stock in which the aggregate gross proceeds are equal to at least $15,000,000. Until the provisions of this paragraph (ix) cease to be effective, a Purchaser shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any shares of Common Stock, unless in each case the proposed transferee has executed and delivered to the Company a written agreement in form satisfactory to the Company pursuant to which such transferee agrees to be bound by the provisions hereof with respect to the shares of Common Stock so transferred.

     1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit II hereto, except that if the shares of Common Stock are not to be issued in the name of the person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the person to whom the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

     Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 2.

     2A. Subdivision or Combination of Shares of Common Stock. If the Company at any time subdivides (by any split, dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

     2B. Reorganization, Reclassification, Consolidation, Merger or Sale. The shares of Common Stock issuable upon exercise of this Warrant shall be adjusted as follows: (a) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis, for each such share of Common Stock the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (b) in the event of any other relevant change in the capitalization of the Company, an equitable adjustment shall be provided in the number of shares of Common Stock. In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

     2C. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants;

provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Common Stock.

     2D.  Notices.

          (i) Immediately upon any adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall give written notice to the Registered Holder at least 10 days prior to the date on which the Company intends to (A) make any distribution with respect to the shares of Common Stock other than routine quarterly dividends, (B) make any pro rata subscription offer to holders of shares of Common Stock or (C) consummate any transaction described in Section 2B or 2C or any dissolution or liquidation.

     Section 3. Intention to Exercise. If the Company gives a notice described in paragraph (ii) of Section 2D and the Registered Holder informs the Company in writing within 5 days of receipt of such notice that it intends to exercise the Warrant in whole or in part, the Company shall not make or consummate the event described in such notice before the earlier of (i) the completion of the exercise of the Warrant in whole or in part or (ii) 10 days after the date the Registered Holder informs the Company of its intention to exercise. If the event described in such notice is the liquidation of the Company, whether or not the Registered Holder responds to such notice, the Company shall pay to the Registered Holder the payment or payments (net of the Exercise Price), if any, that would have been made to such Registered Holder on the shares of Common Stock had this Warrant been exercised in full immediately prior to the liquidation.

     Section 4. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a holder of shares of Common Stock in the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Shares of Common Stock acquirable by exercise hereof or as a holder of shares of Common Stock in the Company.

     Section 5. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit I hereto) at the principal office of the Company.

     Section 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     Section 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 8. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing, duly signed by the party giving such notice, and shall be delivered personally, sent by Federal Express or other reputable overnight courier service (charges prepaid), sent by fax or sent by registered or certified mail, return receipt requested, postage prepaid, as follows: (i) if given to the Company, at its principal executive offices and (ii) if given to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder). Each such notice shall be deemed to have been given upon the earlier of the receipt of such notice by the intended recipient thereof, two days after it is sent by Federal Express or other reliable overnight courier or sent by fax, or five days after it is mailed by registered or certified mail, return receipt requested.

     Section 9. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number or class of shares of Common Stock obtainable upon exercise of each Warrant without the written consent of all of the Registered Holders of Warrants.

     Section 10. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Registered Holder of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                       EINSTEIN BROS. BAGELS, INC.


                                       By:
                                          ------------------------------------
                                       Name:
                                       Its:


[Corporate Seal]


Attest:


- ----------------------------------
             Secretary

                                                                       EXHIBIT I




                                   ASSIGNMENT
                                   ----------


     FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-EF-_____________) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

 Names of Assignee              Address                Number of Units
- -------------------             -------                ---------------


Dated:                          Signature _______________________________

                                Witness ________________________________

                                                                      EXHIBIT II



                               EXERCISE AGREEMENT
                               ------------------


To:                                Dated:

     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-EF-___________), hereby agrees to purchase __________ shares of Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                Signature______________________________



                                Address________________________________